                               PRICING SUPPLEMENT

                                                  Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)



                          UNITED PARCEL SERVICE, INC.

                                   UPS NOTES

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Pricing Supplement No. 56                                  Trade Date: 09/04/01
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 09/07/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is September 6, 2001


   CUSIP
    or
Common Code    Principal Amount    Interest Rate    Maturity Date    Price to Public
-----------    ----------------    -------------    -------------    ---------------
 91131UCH5      $10,038,000.00        6.125%          09/15/16            100%

Interest Payment
   Frequency                             Subject to     Dates and terms of redemption
  (begin date)      Survivor's Option    Redemption    (including the redemption price)
----------------    -----------------    ----------    --------------------------------
    03/15/02               Yes               Yes              100%     09/15/03
 semi-annually                                             semi-annually thereafter

                   Discounts and
Proceeds to UPS     Commissions     Reallowance          Dealer          Other Terms
---------------    -------------    -----------          ------          -----------
 $9,887,430.00      $150,570.00        $3.50       ABN AMRO Financial
                                                    Services, Inc.